UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 22, 2023
3M COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 1-3285	41-0417775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota		55144-1000
(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (651) 733-1110
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.01 Per Share	MMM	New York Stock Exchange
	MMM	Chicago Stock Exchange, Inc.
1.500% Notes due 2026	MMM26	New York Stock Exchange
1.750% Notes due 2030	MMM30	New York Stock Exchange
1.500% Notes due 2031	MMM31	New York Stock Exchange
Note: The common stock of the Registrant is also traded on the SIX Swiss Exchange.
Securities registered pursuant to section 12(g) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange Act.                                                             ☐

Item 1.01. Entry Into A Material Definitive Agreement

On June 22, 2023, 3M Company (“3M”) entered into a proposed class-action settlement (“Settlement”) to resolve a wide range of drinking water claims by public water systems (“PWS”) in the United States regarding any per- or poly-fluoroalkyl substance (“PFAS”), subject to court approval. Eligible class members are United States public water systems as defined in the Settlement. Subject to court approval, the Settlement would resolve a portion of 3M’s PFAS-related multidistrict litigation that involves PWS drinking water claims in the United States by providing funding for treatment technologies to PWS that have tested positive for PFAS, funding for future testing, and funding for systems that test positive in the future.

Under the Settlement, class members would agree to release 3M from any claim arising out of, relating to, or involving (i) PFAS that has entered or may enter drinking water or the class member’s water system; (ii) the development, manufacture, formulation, distribution, sale, transportation, storage, loading, mixing, application, or use of PFAS or any product (including aqueous film-forming foam (“AFFF”)) manufactured with or containing PFAS; (iii) the transport, disposal, or arrangement for disposal of PFAS-containing waste or PFAS-containing wastewater, or a class member’s use of PFAS-containing water for irrigation or manufacturing; or (iv) representations about PFAS or any product (including AFFF) manufactured with or containing PFAS. The Settlement would also require class members to release punitive- or exemplary-damages claims that arise out of conduct occurring at least in part before the Settlement’s effective date and that relate to PFAS or any product (including AFFF) manufactured with or containing PFAS.

If the court approves the Settlement and all conditions in the Settlement are met, 3M will pay $10.5 billion to $12.5 billion in total to resolve the claims released by the Settlement. The Settlement calls for 3M to make payments annually from 2024 through 2036. The actual amounts that 3M will pay will be determined in part by which, if any, class members that do not have a positive test result for the presence of PFAS in their drinking water (as defined by the Settlement) as of the date of the Settlement receive such a test result by the end of 2025.

The Settlement gives 3M the option to terminate the Settlement if the numbers of eligible class members opting out of the Settlement exceed specified levels.

The Settlement provides that 3M does not admit any liability or wrongdoing and does not waive any defenses.

The Settlement remains subject to preliminary and final approval from the United States District Court for the District of South Carolina overseeing In Re: Aqueous Film-Forming Foams Products Liability Litigation, MDL No. 2:18-mn-2873 (D. S.C.).

The foregoing description of the Settlement is qualified in its entirety by reference to the full text of the settlement agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 8.01 Other Events

On June 22, 2023, 3M issued a press release announcing a settlement agreement with public water systems in the United States (attached hereunder as Exhibit 99.1 and incorporated herein by reference). As a result of this agreement, 3M expects to record a pre-tax charge of approximately $10.3 billion in the second quarter of 2023 and to reflect it as an adjustment in arriving at results, adjusted for special items. The charge reflects the present value of the expected $12.5 billion nominal value of 3M’s payments under the agreement.

Forward-Looking Statements
This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections as to the amount and timing of payments made under the Settlement. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," “would,” "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Forward-looking information is based on management’s estimates, assumptions, and projections, and is subject to significant uncertainties and other factors, many of which are beyond 3M’s control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to, whether court approval of the Settlement will be obtained, whether the number of plaintiffs that opt out of the Settlement will exceed current expectations or will exceed the level that would permit 3M to terminate the Settlement (and whether 3M will elect to terminate the Settlement if this occurs), whether the Settlement is appealed, the filing of additional, or the outcome of any other pending or future, litigation relating to PFAS or related products or chemistries, costs of remediation obligations relating to PFAS or related products or chemistries, or changes in related laws or regulations. Additional important risk factors that could cause future actual results or events to differ materially are the following: (1) worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond the Company's control, including inflation, recession, military conflicts, natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to unexpected events such as the public health crises associated with the coronavirus (COVID-19) global pandemic; (3) foreign currency exchange rates and fluctuations in those rates; (4) risks related to certain fluorochemicals, including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company's plans to exit PFAS manufacturing and discontinue use of PFAS across its product portfolio; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2022 and any subsequent quarterly reports on Form 10-Q (the "Reports"); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product and service offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, supply chain interruptions, or natural or other disasters; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies; (11) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws or regulations; (15) matters relating to the proposed spin-off of the Company's Health Care business; and (16) matters relating to the voluntary chapter 11 proceedings of the Company's subsidiary Aearo Technologies and certain of its affiliates. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
10.1	Settlement Agreement, dated as of June 22, 2023, of 3M Company
10.1A	Exhibit A - Claims Forms
10.1B	Exhibit B - Notice
10.1C	Exhibit C - Notice Plan
10.1D	Exhibit D - Proposed Preliminary Approval Order
10.1E	Exhibit E - Phase One Eligible Claimants
10.1F	Exhibit F- Phase Two Eligible Claimants
10.1G	Exhibit G - Systems Near a Manufacturing Site
10.1H	Exhibit H - Systems Owned by a State Government
10.1I	Exhibit I - Systems Owned by the Federal Government
10.1J	Exhibit J - Systems that Settled PFAS-Related Claims Against 3M
10.1K*	Exhibit K - Payment Schedule*
10.1L	Exhibit L - Bellwether Plaintiffs
10.1M	Exhibit M - Summary Notice
10.1N	Exhibit N - Potential Eligible Claimant Plaintiffs
10.1O	Exhibit O - Proceedings to be Stayed
10.1P	Exhibit P - Letter from Releasing Party
10.1Q	Exhibit Q - Allocation Procedures
10.1R	Exhibit R - Dismissal with Prejudice
99.1	Press Release, dated as of June 22, 2023, of 3M Company
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).
*Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Michael M. Dai

Michael M. Dai
Vice President, Associate General Counsel & Secretary
Dated: June 22, 2023